Exhibit 99.1


CONTACT:           Alexander C. Kinzler
                   President, Chief Operating Officer, General Counsel

                   Russell M. Gifford
                   Executive Vice President, Chief Financial Officer

                   Tel: (808) 531-8400


                    BARNWELL INDUSTRIES, INC. REPORTS RESULTS
                   FOR THE SECOND QUARTER ENDED MARCH 31, 2003
--------------------------------------------------------------------------------


         HONOLULU, HAWAII, May 14, 2003 - Barnwell Industries, Inc., (ASE-BRN) today reported net earnings of $300,000 ($0.22 per share - diluted) and $1,170,000 ($0.86 per share - diluted) for the three and six months ended March 31, 2003, as compared to net losses of $210,000 ($0.16 per share - diluted) and $60,000 ($0.05 per share - diluted) for the three and six months ended March 31, 2002.

         Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "Net earnings increased due to increases in oil and natural gas revenues as compared to last year's second quarter and six months due primarily to significant increases in petroleum prices. The Company continues to invest significant monies in oil and gas exploration and development, investing cash of $2,236,000 during the three months ended March 31, 2003 and $4,111,000 during the first six months of this year. Barnwell participated in the drilling of 11 successful gross wells, or 3.08 net wells, in the three months ended March 31, 2003, and 17 successful gross wells, or 4.91 net wells, in the six months ended March 31, 2003. Fifteen of the 21 wells Barnwell participated in drilling during the six months ended March 31, 2003 were on prospects developed by Barnwell. In last year's first six months, 7 of the 9 wells Barnwell participated in drilling were prospects developed by Barnwell.

         The six month period ended March 31, 2003 reflects a sale of land development rights by Kaupulehu Developments (a 77.6% owned general partnership) in the first quarter as Kaupulehu Developments received the second of ten scheduled option payments relating to the development rights within Hualalai Resort totaling $2,125,000.

         Kaupulehu Developments also is currently negotiating with an independent party interested in developing its leasehold land, zoned resort/residential, which is located adjacent to and north of the Four Seasons Resort Hualalai at Historic Ka'upulehu on the Island of Hawaii, and continues to make progress in negotiating a revised development agreement with the lessor of the property. Management cannot predict the outcome of these negotiations."

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including those risks detailed in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 filed with the Securities and Exchange Commission.


                                                                     COMPARATIVE OPERATING RESULTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)

                                                    Three months ended                             Six months ended
                                                        March 31,                                     March 31,
                                         -----------------------------------------     -----------------------------------------
                                                2003                   2002                   2003                   2002
                                         ------------------     ------------------     ------------------     ------------------

Revenues                                  $     5,990,000        $     3,710,000        $    11,970,000        $     7,720,000
                                         ==================     ==================     ==================     ==================

Net earnings (loss)                       $       300,000        $      (210,000)       $     1,170,000        $       (60,000)
                                         ==================     ==================     ==================     ==================

Earnings (loss)
     per share - basic                    $          0.23        $         (0.16)       $          0.89        $         (0.05)
                                         ==================     ==================     ==================     ==================

Earnings (loss)
     per share - diluted                  $          0.22        $         (0.16)       $          0.86        $         (0.05)
                                         ==================     ==================     ==================     ==================

Weighted average
     shares and equivalent
     shares outstanding:
         Basic                                  1,314,510              1,314,510              1,314,510              1,313,317
                                         ==================     ==================     ==================     ==================

         Diluted                                1,366,528              1,314,510              1,362,869              1,313,317
                                         ==================     ==================     ==================     ==================
